Exhibit 99.1

NEWS RELEASE
CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@crmz.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Declares Special Dividend

VALLEY COTTAGE, NY—October 22, 2013—CreditRiskMonitor (OTCQX: CRMZ) announced that its Board of Directors has declared a special dividend of $0.05 per outstanding share of its common stock. The dividend will be payable on November 22, 2013 to shareholders of record of the Corporation at the close of business on November 7, 2013.

Jerry Flum, CEO said, “I’m happy to announce that the Board of Directors has approved a special dividend. The Board feels that with the Company’s strong balance sheet and cash flow it is an opportune time for the shareholders to share in our continued success.”

Overview

CreditRiskMonitor (http://www.crmz.com) is an Internet-based publisher of financial risk analysis and news, designed to save time for busy corporate credit and procurement/supply-chain professionals and competes with Dun & Bradstreet. The service offers comprehensive commercial credit reports covering over 40,000 public companies worldwide. Over 30% of the Fortune 1,000 already use CreditRiskMonitor’s timely news alerts and reports that feature detailed analyses of financial statements, ratio analysis and trend reports, peer analyses, as well as the Company’s  proprietary FRISK® scores.

Safe Harbor Statement

Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", “believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.